Boise Cascade Company	Exhibit 99.1
1111 West Jefferson Street, Suite 300
Boise, ID 83702

News Release

Investor Relations Contact - Kelly Hibbs investor@bc.com	Media Contact - Lisa Tschampl mediarelations@bc.com

For Immediate Release: October 30, 2023

Boise Cascade Company Reports Third Quarter 2023 Results

BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," or "our") (NYSE: BCC) today reported net income of $143.1 million, or $3.58 per share, on sales of $1.8 billion for the third quarter ended September 30, 2023, compared with net income of $219.6 million, or $5.52 per share, on sales of $2.2 billion for the third quarter ended September 30, 2022.

“After another solid quarter of operating and financial performance, I want to first thank our associates for their continued focus, hard work, and loyalty. In addition, we are pleased to have recently completed the acquisition of BROSCO and welcome their outstanding team to Boise Cascade. The acquisition supports BMD's growth in the door and millwork business and brings us immediate scale in the Northeast markets,” stated Nate Jorgensen, CEO. “The strength and flexibility of our balance sheet allows us to remain committed to our reinvestment and growth strategies while also rewarding our shareholders, as evidenced by our most recent special dividend announcement. As we look forward to 2024, we are dedicated to supporting our vendor and customer partners and appreciate their ongoing confidence and trust in us. We are well positioned to navigate market uncertainties as near-term demand for new residential construction evolves.”

Third Quarter 2023 Highlights

	3Q 2023	3Q 2022	% change
	(in thousands, except per-share data and percentages)
Consolidated Results
Sales	$1,834,441	$2,154,647	(15)%
Net income	143,068	219,587	(35)%
Net income per common share - diluted	3.58	5.52	(35)%
Adjusted EBITDA [1]	216,465	326,029	(34)%
Segment Results
Wood Products sales	$515,225	$595,320	(13)%
Wood Products income	99,574	155,972	(36)%
Wood Products EBITDA [1]	122,924	177,257	(31)%
Building Materials Distribution sales	1,670,296	1,956,802	(15)%
Building Materials Distribution income	97,076	154,436	(37)%
Building Materials Distribution EBITDA [1]	104,857	161,196	(35)%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

In third quarter 2023, total U.S. housing starts decreased 6%, driven by a decrease in multi-family housing starts compared to the same period in 2022. However, single-family housing starts increased 7% compared to the same period in 2022. On a year-to-date basis through September 2023, total housing starts and single-family housing starts decreased 12% and 13%, respectively, compared to the same period in 2022. Single-family housing starts are the key demand driver for our sales.

Wood Products

Wood Products' sales, including sales to Building Materials Distribution (BMD), decreased $80.1 million, or 13%, to $515.2 million for the three months ended September 30, 2023, from $595.3 million for the three months ended September 30, 2022. The decrease in sales was driven by lower plywood sales prices, lower sales prices for I-joists and LVL (collectively referred to as EWP), and lower LVL sales volumes. These decreases were offset partially by higher plywood sales volumes.

Comparative average net selling prices and sales volume changes for EWP and plywood are as follows:

	3Q 2023 vs. 3Q 2022	3Q 2023 vs. 2Q 2023

Average Net Selling Prices
LVL	(14)%	(4)%
I-joists	(16)%	(3)%
Plywood	(20)%	5%
Sales Volumes
LVL	(5)%	6%
I-joists	—%	2%
Plywood	19%	(11)%

Wood Products' segment income decreased $56.4 million to $99.6 million for the three months ended September 30, 2023, from $156.0 million for the three months ended September 30, 2022. The decrease in segment income was due primarily to lower EWP and plywood sales prices, as well as lower LVL sales volumes. These decreases in segment income were offset partially by lower wood fiber costs and higher plywood sales volumes.

Building Materials Distribution

BMD's sales decreased $286.5 million, or 15%, to $1,670.3 million for the three months ended September 30, 2023, from $1,956.8 million for the three months ended September 30, 2022. Compared with the same quarter in the prior year, the overall decrease in sales was driven by sales price and sales volume decreases of 14% and 1%, respectively. By product line, commodity sales decreased 20%, general line product sales decreased 5%, and EWP sales (substantially all of which are sourced through our Wood Products segment) decreased 21%.

BMD segment income decreased $57.3 million to $97.1 million for the three months ended September 30, 2023, from $154.4 million in the comparative prior year quarter. The decline in segment income was driven by a gross margin decrease of $48.4 million, resulting primarily from lower margins on EWP. In addition, selling and distribution expenses increased $6.0 million.

Recent Developments

On October 2, 2023, the Company completed the acquisition of Brockway-Smith Company (BROSCO) for a purchase price of $168 million, inclusive of estimated working capital at closing of $51 million, which is subject to post-closing adjustments. The Company funded the acquisition and related costs with cash on hand.

Balance Sheet and Liquidity

Boise Cascade ended third quarter 2023 with $1,273.0 million of cash and cash equivalents and $395.9 million of undrawn committed bank line availability, for total available liquidity of $1,668.9 million. The Company had $445.1 million of outstanding debt at September 30, 2023.

Capital Allocation

Excluding acquisitions, we expect capital expenditures in 2023 to total approximately $190 million to $210 million. Our 2023 capital expenditures range includes funding for greenfield distribution centers in South Carolina and Texas, projects at our mills in the southeast to expand our EWP capacity, spending related to new door shop assembly operations in Kansas City, Missouri, and Denver, Colorado, and the purchase of a distribution center in West Palm Beach, Florida.

For the nine months ended September 30, 2023, the Company paid common stock dividends of $140.9 million. In addition, on October 26, 2023, our board of directors declared quarterly and special dividends of $0.20 per share and $5.00 per share, respectively, on our common stock. The fourth quarter dividends will total approximately $206 million and are payable on December 15, 2023, to stockholders of record on December 1, 2023.

As of September 30, 2023, approximately 2.0 million shares were available for repurchase under our existing share repurchase program.

Outlook

Demand for the products we manufacture, as well as the products we purchase and distribute, is correlated with new residential construction, residential repair-and-remodeling activity and light commercial construction. Various industry forecasts for 2023 U.S. housing starts are estimated to be 1.4 million units, compared with actual housing starts of 1.55 million in 2022, as reported by the U.S. Census Bureau. Throughout 2023, home affordability has been a challenge for consumers given higher mortgage rates and limited home price decreases. However, given a resilient economy and low levels of existing home inventory for sale, demand for new residential construction has been stronger than anticipated. Homebuilders have also addressed affordability challenges facing homebuyers in various ways, including smaller home sizes, fewer amenities, price incentives, and mortgage rate buydowns. Economic uncertainties, escalating mortgage rates, and home affordability are expected to continue to influence the near-term demand environment. Consensus forecasts for 2024 single- and multi-family housing starts in the U.S. generally range from 1.3 million to 1.4 million units, which is comparable with 2023. Regarding home improvement spending, the age of U.S. housing stock and elevated levels of homeowner equity have provided a favorable backdrop for repair-and-remodel spending. However, industry forecasts project continued moderation of year-over-year growth in renovation spending, and economic uncertainty may also negatively impact homeowners' further investment in their residences.

As a manufacturer of certain commodity products, we have sales and profitability exposure to declines in commodity product prices and rising input costs. Our distribution business purchases and resells a broad mix of commodity products with periods of increasing prices providing the opportunity for higher sales and increased margins, while declining price environments expose us to declines in sales and profitability. Future commodity product pricing and commodity input costs may be volatile in response to economic uncertainties, industry operating rates, transportation constraints or disruptions, net import and export activity, inventory levels in various distribution channels, and seasonal demand patterns. During fourth quarter 2023, we expect to experience seasonally slower demand for the products we manufacture and distribute, as well as modest EWP price erosion.

About Boise Cascade

Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit the Company's website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call to discuss third quarter earnings on Tuesday, October 31, 2023, at 11 a.m. Eastern.

To join the webcast, go to the Investors section of our website at www.bc.com/investors and select the Event Calendar link. Analysts and investors who wish to ask questions during the Q&A session can register for the call here.

The archived webcast will be available in the Investors section of Boise Cascade's website.

Use of Non-GAAP Financial Measures

We refer to the terms EBITDA and Adjusted EBITDA in this earnings release and the accompanying Quarterly Statistical Information as supplemental measures of our performance and liquidity that are not required by or presented in accordance with generally accepted accounting principles in the United States (GAAP). We define EBITDA as income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps.

We believe EBITDA and Adjusted EBITDA are meaningful measures because they present a transparent view of our recurring operating performance and allow management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. We also believe EBITDA and Adjusted EBITDA are useful to investors because they provide a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because they are frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. EBITDA and Adjusted EBITDA, however, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income (loss) or segment income (loss) have limitations as analytical tools, including: the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This press release includes statements about our expectations of future operational and financial performance that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding our outlook. Statements preceded or followed by, or that otherwise include, the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," "forecast," "is likely to," and similar expressions or future or conditional verbs such as "will," "may," "would," "should," and "could" are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that could cause our actual results to differ materially from those projected, including, but not limited to, prices for building products, changes in the competitive position of our products, commodity input costs, the effect of general economic conditions, our ability to efficiently and effectively integrate the BROSCO acquisition, mortgage rates and availability, housing demand, housing vacancy rates, governmental regulations, unforeseen production disruptions, as well as natural disasters. These and other factors that could cause actual results to differ materially from such forward-looking statements are discussed in greater detail in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to revise them in light of new information. Finally, we undertake no obligation to review or confirm analyst expectations or estimates that might be derived from this release.

Boise Cascade Company
Consolidated Statements of Operations
(in thousands, except per-share data) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2023	September 30
	2023	2022		2023	2022

Sales	$1,834,441	$2,154,647	$1,815,219	$5,193,989	$6,759,001

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,442,178	1,655,979	1,426,436	4,099,249	5,183,823
Depreciation and amortization	31,474	28,374	30,722	93,382	69,611
Selling and distribution expenses	147,714	142,176	139,205	415,707	423,106
General and administrative expenses	27,583	27,622	30,147	84,193	81,375
Other (income) expense, net	(141)	1,126	(1,266)	(1,752)	(987)
	1,648,808	1,855,277	1,625,244	4,690,779	5,756,928

Income from operations	185,633	299,370	189,975	503,210	1,002,073

Foreign currency exchange gain (loss)	(602)	(1,674)	320	(355)	(2,041)
Pension expense (excluding service costs)	(40)	(41)	(41)	(122)	(253)
Interest expense	(6,351)	(6,398)	(6,339)	(19,051)	(18,969)
Interest income	13,760	3,238	11,519	34,964	4,688
Change in fair value of interest rate swaps	(327)	1,134	333	(798)	3,594
	6,440	(3,741)	5,792	14,638	(12,981)

Income before income taxes	192,073	295,629	195,767	517,848	989,092
Income tax provision	(49,005)	(76,042)	(49,447)	(131,727)	(248,794)
Net income	$143,068	$219,587	$146,320	$386,121	$740,298

Weighted average common shares outstanding:
Basic	39,675	39,544	39,675	39,648	39,521
Diluted	39,983	39,776	39,834	39,849	39,762

Net income per common share:
Basic	$3.61	$5.55	$3.69	$9.74	$18.73
Diluted	$3.58	$5.52	$3.67	$9.69	$18.62

Dividends declared per common share	$0.20	$0.12	$3.15	$3.50	$2.86

Wood Products Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2023	September 30
	2023	2022		2023	2022

Segment sales	$515,225	$595,320	$530,273	$1,482,926	$1,690,294

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	376,754	398,008	387,407	1,091,900	1,093,274
Depreciation and amortization	23,350	21,285	23,005	70,145	48,578
Selling and distribution expenses	10,786	11,164	11,437	33,901	30,743
General and administrative expenses	5,018	7,717	5,364	15,560	18,189
Other (income) expense, net	(257)	1,174	(975)	(1,584)	(679)
	415,651	439,348	426,238	1,209,922	1,190,105

Segment income	$99,574	$155,972	$104,035	$273,004	$500,189

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	73.1%	66.9%	73.1%	73.6%	64.7%
Depreciation and amortization	4.5%	3.6%	4.3%	4.7%	2.9%
Selling and distribution expenses	2.1%	1.9%	2.2%	2.3%	1.8%
General and administrative expenses	1.0%	1.3%	1.0%	1.0%	1.1%
Other (income) expense, net	—%	0.2%	(0.2)%	(0.1%)	—%
	80.7%	73.8%	80.4%	81.6%	70.4%

Segment income	19.3%	26.2%	19.6%	18.4%	29.6%

Building Materials Distribution Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2023	September 30
	2023	2022		2023	2022

Segment sales	$1,670,296	$1,956,802	$1,636,538	$4,686,076	$6,199,835

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,417,153	1,655,257	1,391,015	3,983,718	5,221,905
Depreciation and amortization	7,781	6,760	7,386	22,237	20,064
Selling and distribution expenses	136,982	131,012	127,786	381,878	392,363
General and administrative expenses	11,195	9,480	12,089	33,314	31,264
Other (income) expense, net	109	(143)	(288)	(382)	(397)
	1,573,220	1,802,366	1,537,988	4,420,765	5,665,199

Segment income	$97,076	$154,436	$98,550	$265,311	$534,636

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	84.8%	84.6%	85.0%	85.0%	84.2%
Depreciation and amortization	0.5%	0.3%	0.5%	0.5%	0.3%
Selling and distribution expenses	8.2%	6.7%	7.8%	8.1%	6.3%
General and administrative expenses	0.7%	0.5%	0.7%	0.7%	0.5%
Other (income) expense, net	—%	—%	—%	—%	—%
	94.2%	92.1%	94.0%	94.3%	91.4%

Segment income	5.8%	7.9%	6.0%	5.7%	8.6%

Segment Information
(in thousands) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2023	September 30
	2023	2022		2023	2022
Segment sales
Wood Products	$515,225	$595,320	$530,273	$1,482,926	$1,690,294
Building Materials Distribution	1,670,296	1,956,802	1,636,538	4,686,076	6,199,835
Intersegment eliminations	(351,080)	(397,475)	(351,592)	(975,013)	(1,131,128)
Total net sales	$1,834,441	$2,154,647	$1,815,219	$5,193,989	$6,759,001

Segment income
Wood Products	$99,574	$155,972	$104,035	$273,004	$500,189
Building Materials Distribution	97,076	154,436	98,550	265,311	534,636
Total segment income	196,650	310,408	202,585	538,315	1,034,825
Unallocated corporate costs	(11,017)	(11,038)	(12,610)	(35,105)	(32,752)
Income from operations	$185,633	$299,370	$189,975	$503,210	$1,002,073

Segment EBITDA
Wood Products	$122,924	$177,257	$127,040	$343,149	$548,767
Building Materials Distribution	104,857	161,196	105,936	287,548	554,700

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(in thousands) (unaudited)

	September 30, 2023	December 31, 2022

ASSETS

Current
Cash and cash equivalents	$1,272,963	$998,344
Receivables
Trade, less allowances of $4,190 and $3,264	463,086	297,237
Related parties	197	19
Other	15,752	23,023
Inventories	683,406	697,551
Prepaid expenses and other	30,839	47,878
Total current assets	2,466,243	2,064,052

Property and equipment, net	789,541	770,023
Operating lease right-of-use assets	50,812	55,582
Finance lease right-of-use assets	24,616	26,501
Timber deposits	8,890	7,519
Goodwill	137,958	137,958
Intangible assets, net	148,651	161,433
Deferred income taxes	5,831	6,116
Other assets	9,891	11,330
Total assets	$3,642,433	$3,240,514

Boise Cascade Company
Consolidated Balance Sheets (continued)
(in thousands, except per-share data) (unaudited)

	September 30, 2023	December 31, 2022

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$403,682	$269,785
Related parties	1,599	1,019
Accrued liabilities
Compensation and benefits	148,472	142,463
Interest payable	5,071	9,955
Other	135,900	122,606
Total current liabilities	694,724	545,828

Debt
Long-term debt	445,058	444,392

Other
Compensation and benefits	36,466	33,226
Operating lease liabilities, net of current portion	44,418	48,668
Finance lease liabilities, net of current portion	28,590	30,022
Deferred income taxes	67,535	63,454
Other long-term liabilities	18,047	16,949
	195,056	192,319

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 44,983 and 44,827 shares issued, respectively	450	448
Treasury stock, 5,393 and 5,367 shares at cost, respectively	(140,448)	(138,909)
Additional paid-in capital	556,805	551,215
Accumulated other comprehensive loss	(501)	(520)
Retained earnings	1,891,289	1,645,741
Total stockholders' equity	2,307,595	2,057,975
Total liabilities and stockholders' equity	$3,642,433	$3,240,514

Boise Cascade Company
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Nine Months Ended September 30
	2023	2022
Cash provided by (used for) operations
Net income	$386,121	$740,298
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	95,516	71,213
Stock-based compensation	11,518	8,690
Pension expense	122	253
Deferred income taxes	4,351	45,365
Change in fair value of interest rate swaps	798	(3,594)
Other	(1,877)	(830)
Decrease (increase) in working capital, net of acquisitions
Receivables	(158,756)	(51,027)
Inventories	14,145	(83,539)
Prepaid expenses and other	(6,604)	(5,901)
Accounts payable and accrued liabilities	152,303	78,444
Pension contributions	(403)	(922)
Income taxes payable	23,664	14,970
Other	231	705
Net cash provided by operations	521,129	814,125

Cash provided by (used for) investment
Expenditures for property and equipment	(99,251)	(61,835)
Acquisitions of businesses and facilities	—	(516,881)
Proceeds from sales of assets and other	2,450	3,094
Net cash used for investment	(96,801)	(575,622)

Cash provided by (used for) financing
Dividends paid on common stock	(140,885)	(114,025)
Tax withholding payments on stock-based awards	(5,926)	(3,930)
Treasury stock purchased	(1,539)	—
Payments of deferring financing costs	—	(1,170)
Other	(1,359)	(1,221)
Net cash used for financing	(149,709)	(120,346)

Net increase in cash and cash equivalents	274,619	118,157

Balance at beginning of the period	998,344	748,907

Balance at end of the period	$1,272,963	$867,064

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information presented herein do not include the notes accompanying the Company's Consolidated Financial Statements and should be read in conjunction with the Company’s 2022 Form 10-K and the Company's other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps. The following table reconciles net income to EBITDA and Adjusted EBITDA for (i) the three months ended September 30, 2023 and 2022, (ii) the three months ended June 30, 2023, and (iii) the nine months ended September 30, 2023 and 2022:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2023	September 30
	2023	2022		2023	2022
	(in thousands)
Net income	$143,068	$219,587	$146,320	$386,121	$740,298
Interest expense	6,351	6,398	6,339	19,051	18,969
Interest income	(13,760)	(3,238)	(11,519)	(34,964)	(4,688)
Income tax provision	49,005	76,042	49,447	131,727	248,794
Depreciation and amortization	31,474	28,374	30,722	93,382	69,611
EBITDA	216,138	327,163	221,309	595,317	1,072,984
Change in fair value of interest rate swaps	327	(1,134)	(333)	798	(3,594)
Adjusted EBITDA	$216,465	$326,029	$220,976	$596,115	$1,069,390

The following table reconciles segment income and unallocated corporate costs to EBITDA and adjusted EBITDA for the (i) three months ended September 30, 2023 and 2022, (ii) three months ended June 30, 2023, and (iii) nine months ended September 30, 2023 and 2022:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2023	September 30
	2023	2022		2023	2022
	(in thousands)
Wood Products
Segment income	$99,574	$155,972	$104,035	$273,004	$500,189
Depreciation and amortization	23,350	21,285	23,005	70,145	48,578
EBITDA	$122,924	$177,257	$127,040	$343,149	$548,767

Building Materials Distribution
Segment income	$97,076	$154,436	$98,550	$265,311	$534,636
Depreciation and amortization	7,781	6,760	7,386	22,237	20,064
EBITDA	$104,857	$161,196	$105,936	$287,548	$554,700

Corporate
Unallocated corporate costs	$(11,017)	$(11,038)	$(12,610)	$(35,105)	$(32,752)
Foreign currency exchange gain (loss)	(602)	(1,674)	320	(355)	(2,041)
Pension expense (excluding service costs)	(40)	(41)	(41)	(122)	(253)
Change in fair value of interest rate swaps	(327)	1,134	333	(798)	3,594
Depreciation and amortization	343	329	331	1,000	969
EBITDA	(11,643)	(11,290)	(11,667)	(35,380)	(30,483)
Change in fair value of interest rate swaps	327	(1,134)	(333)	798	(3,594)
Corporate adjusted EBITDA	$(11,316)	$(12,424)	$(12,000)	$(34,582)	$(34,077)

Total Company adjusted EBITDA	$216,465	$326,029	$220,976	$596,115	$1,069,390